UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2008

Mezey Howarth Racing Stables, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52529	20-8623320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Ave Pico, Ste C-629
San Clemente, California 92673

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (949) 429-4007

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

January 26, 2008, the Company's shareholders approved an amendment to the Company's Restated Articles of Incorporation to increase the total number of shares of authorized capital stock.  The effect of this amendment is to increase the number of authorized shares of the Company's capital stock to 200,000,000 shares, consisting of 180,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.01 par value per share.

The Company's Articles of Amendment to Restated Articles of Incorporation (the "Amendment") were filed with the Nevada Secretary of State on January 28, 2008. A copy of the Amendment is filed as Exhibit 3.1 to this Form 8-K.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 28, 2008	Mezey Howarth Racing Stables, Inc.
By: /s/ J. Wade Mezey
Title: Chief Executive Officer